UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

IAC Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

Item 7.01   Regulation FD Disclosure.

On January 11, 2023, the Registrant announced that it had posted preliminary monthly year-over-year growth trends for its various financial reporting segments through December 31, 2022 on the investor relations section of its website (https://ir.iac.com/quarterly-results). These trends, together with related commentary, are set forth immediately below. The Registrant will provide further commentary on these trends when it reports earnings for the quarter ended December 31, 2022 in February 2023. Following the release of these trends, the Registrant will no longer release monthly year-over-year growth trends and will instead return to releasing this information on a quarterly basis, commencing with the quarter ending March 31, 2023.

	6/22	7/22	8/22	9/22	10/22	11/22	12/22(1)
Dotdash Meredith

Digital Revenue	207%	243%	236%	238%	251%	212%	-18%
Print Revenue	NM	NM	NM	NM	NM	NM	-39%
Total Revenue	504%	575%	677%	599%	580%	532%	-28%

Pro Forma Digital Revenue	-18%	-12%	-11%	-15%	-8%	-16%	-18%
Pro Forma Print Revenue	-36%	-27%	-17%	-29%	-34%	-35%	-39%
Total Pro Forma Revenue (2)	-28%	-20%	-15%	-23%	-23%	-27%	-28%

Angi Inc.

Angi Ads and Leads	11%	7%	6%	6%	7%	4%	6%
Angi Services (3)	103%	18%	14%	5%	12%	7%	9%
Total North America Revenue	29%	10%	8%	6%	9%	5%	7%
Europe Revenue	-1%	6%	3%	-2%	-6%	3%	-2%
Total Revenue	27%	10%	8%	6%	8%	5%	6%

Angi Service Requests	-8%	-9%	-8%	-16%	-13%	-14%	-10%
Angi Monetized Transactions	-5%	-8%	-8%	-15%	-13%	-16%	-15%
Angi Transacting Service Professionals	-2%	-3%	-6%	-10%	-11%	-13%	-14%
Angi Advertising Service Professionals	-8%	-7%	-6%	-5%	-4%	-4%	-4%

Search
Ask Media Group Revenue	9%	-6%	-29%	-48%	-57%	-36%	-45%
Desktop Revenue	-30%	-34%	-41%	-38%	-40%	-37%	-35%
Total Revenue	2%	-11%	-31%	-46%	-55%	-36%	-43%

Emerging & Other (4)

Total Revenue	3%	7%	16%	-2%	-2%	15%	-47%

(1)	As of the date of this report, the Registrant has not yet completed its financial close process for the quarter ended December 31, 2022. As a result, the information set forth above is preliminary and based upon information available to the Registrant as of the date of this report. During the course of the Registrant’s financial close process for the quarter ended December 31, 2022, it may identify items that would require adjustments to the information set forth above, which may impact growth rates and may be material to the information set forth above.

(2)	Pro Forma reflects the inclusion of Meredith revenue for all periods prior to the Meredith acquisition on December 1, 2021. Meredith’s programmatic advertising revenue has been presented on a net basis to conform to the Registrant’s accounting policies.

(3)	Includes revenue from Angi Roofing, which was acquired on July 1, 2021.

(4)	December 2021, August 2022 and November 2022 include revenue from IAC Films projects recognized during the month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC Inc.

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Executive Vice President & Chief Legal Officer

Date: January 11, 2023

3